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Exhibit 16.1

April 28, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

        We have read the "Experts" section of Amendment No. 2 to Form S-4 to be filed on April 28, 2014, of WCI Communities, Inc. and are in agreement with the statements contained in the third, fourth, and fifth paragraphs of such section as it relates to Ernst & Young LLP. We have no basis to agree or disagree with other statements of WCI Communities, Inc. contained therein.

/s/ Ernst & Young LLP

Ernst & Young LLP
Miami, Florida

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  Exhibit 16.1